Policy on Insider Trading DOCUMENT DETAILS:  CLASSIFICATION  INTERNAL  AUTHOR  Scott Ryan APPROVERS  Board of Directors REVIEW FREQUENCY  Annually  DATE PUBLISHED  30 September 2024 LAST UPDATED ON  30 September 2024 This Insider Trading Policy describes the standards of Gentex Corporation and its subsidiaries (the "Company") on trading, and causing the trading of, the Company's securities while in possession of material, nonpublic confidential information. This Policy is divided into two parts: the first part prohibits trading in certain circumstances and applies to all directors, officers and employees and their respective immediate family members of the Company and the second part imposes special additional trading restrictions and applies to (i) all directors of the Company’s Board of Directors, (ii) all officers of the Company that are subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934 (“Covered Executives”) and (iii) certain other employees that the Company, by way of the Chief Financial Officer or General Counsel, may designate because of their position, responsibilities or their actual or potential access to material, nonpublic information and whom are notified in writing ((i), (ii) and (iii), collectively, "Covered Persons"). One of the principal purposes of the federal securities laws is to prohibit so-called "insider trading." Simply stated, insider trading occurs when a person uses material nonpublic information obtained through involvement with the Company to make decisions to purchase, sell or otherwise trade the Company's securities or to provide that information to others outside the Company. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the information involved is "material" and "nonpublic." These terms are defined in this Policy under Part I – Definitions. Any person who has questions regarding this Policy or its application to any proposed trade may obtain additional guidance from the Chief Financial Officer or the General Counsel. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual.

PART I Applicability This Policy applies to all trading or other transactions in the Company's securities, including common stock, stock options, restricted stock, preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company's securities, whether or not issued by the Company. Policy Administration The Chief Financial Officer and General Counsel are responsible for the administration of this Policy. All determinations and interpretations by the Chief Financial Officer and General Counsel are final and not subject to further review. General Policy: No Trading or Causing Trading While in Possession of Material Nonpublic Information No director, officer or employee or any of their immediate family members may purchase or sell, or offer to purchase or sell, any Company security, whether or not issued by the Company, while in possession of material nonpublic information about the Company. No director, officer or employee or any of their immediate family members who know of any material nonpublic information about the Company may communicate that information ("tip") to any other person, including family members and friends, or otherwise disclose such information without the Company’s authorization. Definitions “Material” – Insider trading restrictions come into play only if the information you possess is "material." Information is generally regarded as "material" if it has market significance, that is, if its public dissemination is likely to affect the market price of securities, or if it otherwise is information that a reasonable investor would want to know before making an investment decision. A non-exhaustive list of examples of information reasonably likely to be found material in particular situations are: • significant changes in the Company's prospects • significant write-downs in assets or increases in reserves • developments regarding significant litigation or government agency investigations

• liquidity problems • projections of future earnings or losses or other earnings guidance • changes to previously announced earnings guidance • unusual gains or losses in major operations • major changes in the Company's management or the board of directors • changes in dividends or the declaration of a stock split • extraordinary borrowings • major changes in accounting methods or policies • award or loss of a significant contract • cybersecurity risks and incidents, including vulnerabilities and breaches • changes in debt ratings • proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets • a Company restructuring • significant related-party transactions • a change in auditors • development of a significant new product, process or service • significant employee terminations or layoffs • offerings of Company securities If you are unsure whether information is material, you should either consult with a Chief Financial Officer or General Counsel or assume that the information is material. “Nonpublic” – Insider trading prohibitions come into play only when you possess information that is material and "nonpublic." The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be "public," the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Even after the public disclosure of information about the Company, you must wait until after the first trading day after the information was publicly disclosed before you can treat the information as public.

Nonpublic information may include, but is not limited to: • information available to a select group of analysts or brokers or institutional investors • undisclosed facts that are the subject of rumors, even if the rumors are widely circulated • information that has been entrusted to the Company on a confidential basis If you are unsure whether information is nonpublic, you should either consult with a Chief Financial Officer or General Counsel or assume that the information is nonpublic and treat it as confidential. Exceptions The trading restrictions of this Policy do not apply to the following: • 401(k) Plan. The trading restrictions of this Policy do not apply to investing 401(k) plan contributions in a Company stock fund in accordance with the terms of the Company's 401(k) plan. However, any changes in your investment election regarding the Company’s stock are subject to trading restrictions under this Policy. • ESPP. The trading restrictions of this Policy do not apply to purchasing Company stock through the Company's Employee Stock Purchase Plan ("ESPP") resulting from periodic contributions of money to the ESPP pursuant to an employee’s payroll deduction election, which are made automatically on behalf of participants. However, electing to enroll in the ESPP, making any changes in your elections under the ESPP and selling any Company stock acquired under the ESPP are subject to trading restrictions under this Policy. Companies Covered The prohibition on insider trading in this Policy is not limited to trading in the Company’s securities. If in the course of working for the Company, you learn of material nonpublic information about another company (such as one of our customers or suppliers or a company with which we may be negotiating a major transaction), you may not trade in that company’s securities or tip the information to others until the information becomes public or is no longer material. Information that is not material to the Company may nevertheless be material to one of those other companies. Post Termination Trading This Policy continues to apply to your transactions in the Company’s securities even after you have terminated employment or resigned as a director. If you are in possession of material nonpublic when your employment or directorship ends, you may not trade in the Company’s securities until that information has become public or is no longer material.

Violations The penalties for violation of insider trading laws are severe. An individual who trades on (or tips) material nonpublic information is subject to U.S. civil penalties of up to three times the profit gained or loss avoided, U.S. criminal penalties of up to $5,000,000, and/or up to 20 years in jail, as well as any penalties, civil or criminal, under the applicable insider trading laws of other jurisdictions. Individuals who fail to comply with this Policy will be subject to appropriate disciplinary action, including potential ineligibility for participation in any Gentex equity compensation plan or termination of employment, whether or not the failure to comply is also a violation of law. Violations of this Policy should be reported immediately to the Chief Financial Officer or General Counsel. PART II Blackout Periods All Covered Persons are prohibited from trading in the Company's securities during blackout periods as defined below. • Quarterly Blackout Periods: Trading in the Company's securities is prohibited for Directors and Covered Executives during the period beginning at the close of the market on the 16th day before the end of each fiscal quarter and continuing for one trading day after the Company’s financial results are publicly released. If earnings are released before the NASDAQ opens, the day of release is the first day “after” release. Other Covered Persons will be notified in writing for the blackout periods. • Other Blackout Periods: From time to time, other types of material nonpublic information regarding the Company may be pending and not be publicly disclosed. While such material nonpublic information is pending, the Company may impose special blackout periods during which Covered Persons are prohibited from trading in the Company's securities. If the Company imposes a special blackout period, it will notify the Covered Persons affected • Exception: These trading restrictions do not apply to transactions under a pre- existing written plan, contract, instruction, or arrangement that complies with Rule 10b5-1 under the Securities Exchange Act of 1934 which: o has been reviewed and pre-approved by the Chief Financial Officer or General Counsel; and o was entered into by the Covered Person during an open trading period and while otherwise not in possession of material nonpublic information about the Company (an "Approved 10b5-1 Plan").

Approval by the Chief Financial Officer or General Counsel shall not be considered confirmation that the Rule 10b5-1 Plan satisfies the requirements of Rule 10b5-1. If you establish a Rule 10b5-1 Plan, it is your responsibility to ensure that it complies with the requirements of Rule 10b5-1. Pre-clearance of Securities Transactions Directors and Covered Executives must obtain pre-clearance of all transactions in the Company's securities (even during an open trading period) from the Chief Financial Officer or General Counsel. The Chief Financial Officer and the General Counsel have no obligation to pre-clear a transaction and may determine not to permit a transaction. Pre- clearance, if granted, will generally be valid for four trading days, unless earlier revoked. Pre-clearance is not required for purchases and sales of securities under an Approved 10b5-1 Plan. Prohibited Transactions Covered Persons are prohibited from trading in the Company's equity securities during a blackout period imposed under an "individual account" retirement or pension plan of the Company, during which at least 50% of the plan participants are unable to purchase, sell or otherwise acquire or transfer an interest in equity securities of the Company, due to a temporary suspension of trading by the Company or the plan fiduciary.